Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the use in the Registration Statement on Form S-8 pertaining to the 2024 Long-Term Incentive Plan of Proficient Auto Logistics, Inc. of our report dated February 29, 2024, relating to the financial statements of Delta Automotive Services, Inc., and Affiliates, which is contained in Amendment No. 3 to the Registration Statement on Form S-1 (333-278629) and the related Prospectus of Proficient Auto Logistics, Inc. filed with the Securities and Exchange Commission.

/s/ BKC, CPAs, PC

Flemington, New Jersey

May 10, 2024